Exhibit 99.1

ALTA MESA HOLDINGS, L.P.

Estimated

Future Reserves

Attributable to Certain Leasehold and Royalty Interests

SEC Parameters

As of

September 30, 2016

/s/ Kevin E. Gangluff
Kevin E. Gangluff, P.E.
TBPE License No. 75852
Senior Vice President

[SEAL]

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS

TBPE REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849
1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294 TELEPHONE (713) 651-9191

November 7, 2016

Alta Mesa Holdings, L.P.

15021 Katy Freeway, Suite 400

Houston, TX 77094

Gentlemen:

At the request of Alta Mesa Holdings, L.P. (Alta Mesa), Ryder Scott Company, L.P. (Ryder Scott) has conducted a reserves audit of the estimates of the proved reserves as of September 30, 2016 prepared by Alta Mesa’s engineering and geological staff based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations), except for certain cost and revenue considerations, as discussed in the section of this report addressing estimates of future net income prepared by Alta Mesa. Our reserves audit, completed in early November 2016 and presented herein, was prepared for public disclosure by Alta Mesa in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations. The estimated reserves shown herein represent Alta Mesa’s estimated net reserves attributable to the leasehold and royalty interests in certain properties owned by Alta Mesa and the portion of those reserves reviewed by Ryder Scott, as of September 30, 2016. The properties reviewed by Ryder Scott incorporate 481 reserve determinations and are located in the states of Idaho, Louisiana, and Oklahoma.

The reserves for properties reviewed by Ryder Scott account for a portion of Alta Mesa’s total net proved reserves as of September 30, 2016. Based on the estimates of total net proved reserves prepared by Alta Mesa, the reserves audit conducted by Ryder Scott addresses 91 percent of the total proved developed net liquid hydrocarbon reserves, 91 percent of the total proved developed net gas reserves, 99 percent of the total proved undeveloped net liquid hydrocarbon reserves, and almost 100 percent of the total proved undeveloped net gas reserves of Alta Mesa. The properties reviewed by Ryder Scott account for a portion of Alta Mesa’s total proved discounted future net income using SEC hydrocarbon price parameters as of September 30, 2016. Although it was not included in our scope of study to review the economic analysis prepared by Alta Mesa, the income projections for the reserves reviewed by Ryder Scott account for 108 percent of the total proved developed discounted future net income and over 99 percent of the total proved undeveloped discounted future net income of Alta Mesa. The high percentage of audit coverage of the associated proved developed discounted future net income is the result of the “not reviewed” properties having a negative discounted future net income primarily due to future abandonment liabilities and near term operating expenses associated with properties with minimal or no reserves.

As prescribed by the Society of Petroleum Engineers in Paragraph 2.2(f) of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (SPE auditing standards), a reserves audit is defined as “the process of reviewing certain of the pertinent facts interpreted and assumptions made that have resulted in an estimate of reserves prepared by others and the rendering of an opinion about (1) the appropriateness of the methodologies employed; (2) the adequacy and quality of the data relied upon; (3) the depth and thoroughness of the reserves estimation process; (4) the classification of reserves appropriate to the relevant definitions used; and (5) the reasonableness of the estimated reserve quantities.”

SUITE 600, 1015 4TH STREET, S.W. CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258

Alta Mesa Holdings, L.P.

November 7, 2016

Based on our review, including the data, technical processes and interpretations presented by Alta Mesa, it is our opinion that the overall procedures and methodologies utilized by Alta Mesa in preparing their estimates of the proved reserves as of September 30, 2016 comply with the current SEC regulations except as discussed in other sections of this report and that the overall proved reserves for the reviewed properties as estimated by Alta Mesa are, in the aggregate, on a barrel of oil equivalent basis, reasonable within the established audit tolerance guidelines of 10 percent as set forth in the SPE auditing standards. Barrel of oil equivalents are determined by adding oil and plant products on a barrel for barrel basis and natural gas is converted to oil equivalent using a factor of 6,000 cubic feet of natural gas per one barrel of oil equivalent.

The estimated reserves and future net income amounts presented in this report are related to hydrocarbon prices. Alta Mesa has informed us that in the preparation of their reserve and income projections, as of September 30, 2016, they used average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, as required by the SEC regulations. Actual future prices may vary significantly from the prices required by SEC regulations; therefore, volumes of reserves actually recovered and the amounts of income actually received may differ significantly from the estimated quantities presented in this report. The net reserves as estimated by Alta Mesa attributable to Alta Mesa’s interest in properties that we reviewed and the reserves of properties that we did not review are summarized below:

SEC PARAMETERS

Estimated Net Reserves

Certain Leasehold and Royalty Interests of

Alta Mesa Holdings, L.P.

As of September 30, 2016

	Proved
	Developed			Total
	Producing	Non-Producing	Undeveloped	Proved
Net Reserves of Properties Audited by Ryder Scott
Oil/Condensate – MBBL	12,332	792	37,811	50,935
Plant Products - MBBL	7,838	57	23,645	31,540
Gas – MMCF	72,753	1,956	168,778	243,487

Net Reserves of Properties Not Audited by Ryder Scott
Oil/Condensate – MBBL	415	1,428	536	2,379
Plant Products –MBBL	64	53	0	117
Gas – MMCF	3,205	4,152	106	7,463

Total Net Reserves
Oil/Condensate – MBBL	12,747	2,220	38,347	53,314
Plant Products – MBBL	7,902	110	23,645	31,657
Gas – MMCF	75,958	6,108	168,884	250,950

Liquid hydrocarbons are expressed in thousands of standard 42 gallon barrels (MBBL). All gas volumes are reported on an “as sold basis” expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

The plant products in our review are based on Alta Mesa’s calculations of estimated plant product recovery yields to gas production, which are anticipated to be recovered as the result of the installation of new and more efficient natural gas processing facilities in Oklahoma. These new facilities have just begun start-up, and have not reached full capacity. We have reviewed such yields for reasonableness; however, we have not conducted an independent verification of the data furnished by Alta Mesa. Such yields are dependent on the ability of Alta Mesa to obtain access to natural gas processing capacity capable of achieving these yields. It is our understanding that Kingfisher Midstream, a gas gatherer and processor, is currently commissioning a 60 MMCF per day facility and is constructing a 200 MMCF per day addition to this facility located in Kingfisher County Oklahoma. It is our understanding that Alta Mesa has a gas gathering and processing agreement with a preference on the first 60 MMCF per day of plant capacity. The plant product volumes in our review are based on these facilities achieving the designed product recoveries.

In certain instances where natural gas is processed in a third party plant, the title to the gas is transferred before the processing plant. The income received for the gas delivered is determined by a contractually determined volume of a portion of the plant residue sales gas and of the plant products (natural gas liquids) extracted from the natural gas. Alta Mesa has shown this incremental income from plant products as equivalent plant product volumes in order to provide transparency to investors, banks, and financial institutions regarding specific sources of forecasted income.

As stated previously, Alta Mesa did not request Ryder Scott to conduct an economic analysis of the net economic benefit from the production of the above reserves volumes. Alta Mesa’s estimates of future net income may not capture all the new and revised gas gathering, processing, compression, and other fees and expenses and potential revenue enhancements resulting from the aforementioned processing facilities located in Oklahoma. Thus, the user of this report is cautioned that Alta Mesa’s estimates of the future net income ultimately may or may not be within the 10 percent tolerance. The total future net income discounted at 10 percent prepared by Alta Mesa (which Ryder Scott did not review) attributable to Alta Mesa’s interest in properties that we reviewed and those properties that we did not review are summarized below:

SEC PARAMETERS

Discounted Future Net Income

Certain Leasehold and Royalty Interests of

Alta Mesa Holdings, L.P.

As of September 30, 2016

	Proved
	Developed			Total
	Producing	Non-Producing	Undeveloped	Proved
Future Net Income Discounted at 10% ($M)
Properties Reviewed by Ryder Scott	260,567	16,087	331,335	607,989
Properties Not Reviewed by Ryder Scott	(43,203)	23,697	4,229	(15,277)
Total	217,364	39,784	335,564	592,712

The discounted future net income shown above is presented at Alta Mesa’s request for your information and should not be construed as an estimate of fair market value. The term $M denotes thousands of dollars.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

Reserves Included in This Report

In our opinion, the proved reserves presented in this report conform to the definition as set forth in the Securities and Exchange Commission’s Regulations Part 210.4-10(a) except as mentioned previously. An abridged version of the SEC reserves definitions from 210.4-10(a) entitled “Petroleum Reserves Definitions” is included as an attachment to this report.

The various proved reserve status categories are defined under the attachment entitled “Petroleum Reserves Status and Definitions Guidelines” in this report. The proved developed non-producing reserves included herein consist of the shut-in and behind pipe categories.

Reserves are “estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.” All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At Alta Mesa’s request, this report addresses only the proved reserves attributable to the properties reviewed herein.

Proved oil and gas reserves are “those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward.” The proved reserves included herein were estimated using deterministic methods. The SEC has defined reasonable certainty for proved reserves, when based on deterministic methods, as a “high degree of confidence that the quantities will be recovered.”

Proved reserve estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. For proved reserves, the SEC states that “as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.” Moreover, estimates of proved reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved reserves included in this report are estimates only and should not be construed as being exact quantities, and if recovered, could be more or less than the estimated amounts.

Audit Data, Methodology, Procedure and Assumptions

The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions set forth by the Securities and Exchange Commission’s Regulations Part 210.4-10(a). The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods; (2) volumetric-based methods; and (3) analogy. These methods may be used individually or in combination by the reserve evaluator in the process of estimating the quantities of reserves. Reserve evaluators must select the method or combination of

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

methods which in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated and the stage of development or producing maturity of the property.

In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserve quantities are estimated using the deterministic incremental approach, the uncertainty for each discrete incremental quantity of the reserves is addressed by the reserve category assigned by the evaluator. Therefore, it is the categorization of reserve quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the “quantities actually recovered are much more likely than not to be achieved.” The SEC states that “probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC states that “possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.” All quantities of reserves within the same reserve category must meet the SEC definitions as noted above.

Estimates of reserves quantities and their associated reserve categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserve categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

The proved reserves prepared by Alta Mesa, for the properties that we reviewed were estimated by performance methods, the volumetric method, analogy, or a combination of methods. Approximately 75 percent of the proved producing reserves attributable to producing wells and/or reservoirs that we reviewed were estimated by performance methods. These performance methods include, but may not be limited to, decline curve analysis and material balance which utilized extrapolations of historical production and pressure data available July through September 2016, in those cases where such data were considered to be definitive. The data utilized in this analysis were furnished to Ryder Scott by Alta Mesa or obtained from public data sources and were considered sufficient for the purpose thereof. Approximately 13 percent of the proved producing reserves that we reviewed were estimated by the analogy method. The remaining 12 percent of the proved producing reserves were estimated by the volumetric method or a combination of methods. These methods were used where there were inadequate historical performance data to establish a definitive trend and where the use of production performance data as a basis for the reserve estimates was considered to be inappropriate.

Approximately 95 percent of the proved developed non-producing reserves that we reviewed were estimated by the volumetric method. The remaining 5 percent of the developed non-producing reserves that we reviewed were estimated by past performance. Approximately 99 percent of the proved undeveloped reserves that we reviewed were estimated by analogy. The remaining 1 percent were estimated by the volumetric method. The volumetric analysis utilized pertinent well and geoscience data furnished to Ryder Scott by Alta Mesa for our review or which we have obtained from public data sources that were available July through September 2016. The data utilized from the analogues in conjunction with well and geoscience data incorporated into the volumetric analysis were considered sufficient for the purpose thereof.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

Horizontal wells and locations, essentially all of which are located in the Meramec, Osage, and Oswego plays in Oklahoma, represent 91 percent of Alta Mesa’s liquids reserves and 89 percent of Alta Mesa’s gas reserves. Seventy-eight percent of liquids reserves and 76 percent of gas reserves associated with horizontal drilling are proved undeveloped. The remainder are producing.

To estimate economically recoverable proved oil and gas reserves, many factors and assumptions are considered including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data which cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in conducting this review.

As stated previously, proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While we were not requested to review Alta Mesa’s economic analysis, we have accepted as factual certain primary economic data utilized by Alta Mesa relating to hydrocarbon prices and costs as noted herein to determine that they were economically producible based on the assumptions made by Alta Mesa.

The hydrocarbon prices furnished by Alta Mesa for the properties reviewed by us are based on SEC price parameters using the average prices during the 12-month period prior to the “as of date” of this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements. For hydrocarbon products sold under contract, the contract prices, including fixed and determinable escalations exclusive of inflation adjustments, were used until expiration of the contract. Upon contract expiration, the prices were adjusted to the 12-month unweighted arithmetic average as previously described.

The initial SEC hydrocarbon prices in effect on September 30, 2016 for the properties reviewed by us were determined using the 12-month average first-day-of-the-month benchmark prices appropriate to the geographic area where the hydrocarbons are sold. These benchmark prices are prior to the adjustments for differentials as described herein. The table below summarizes the “benchmark prices” and “price reference” used by Alta Mesa for the geographic area reviewed by us. In certain geographic areas, the price reference and benchmark prices may be defined by contractual arrangements.

The product prices which were actually used by Alta Mesa to determine the future gross revenue for each property reviewed by us reflect adjustments to the benchmark prices for gravity, quality, local conditions, gathering and transportation fees and/or distance from market, referred to herein as “differentials.” The differentials used by Alta Mesa were accepted as factual data; however, we have not conducted an independent verification of the data used by Alta Mesa.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

The table below summarizes Alta Mesa’s net volume weighted benchmark prices adjusted for differentials for the properties reviewed by us and referred to herein as Alta Mesa’s “average realized prices.” The average realized prices shown in the table below were determined from Alta Mesa’s estimate of the total future gross revenue before production taxes for the properties reviewed by us and Alta Mesa’s estimate of the total net reserves for the properties reviewed by us for the geographic area. The data shown in the table below is presented in accordance with SEC disclosure requirements for each of the geographic areas reviewed by us.

Geographic Area	Product	Price Reference	Average Benchmark Prices	Average Realized Prices
United States	Oil/Condensate	WTI Cushing	$41.68/Bbl	$39.06/Bbl
	NGLs	WTI Cushing	$41.68/Bbl	$14.36/Bbl
	Gas	Henry Hub	$2.28/MMBTU	$2.13/MCF

The term MMBTU denotes millions of British thermal units.

The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in Alta Mesa’s individual property evaluations.

Accumulated gas production imbalances, if any, were not taken into account in the proved gas reserve estimates reviewed. In certain cases, the gas volumes presented herein include gas consumed in operations as reserves. In those cases, the effective price was reduced such that the fuel used had no value.

Operating costs were furnished by Alta Mesa and accepted as factual data. We have not conducted an independent verification of the data used by Alta Mesa. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the leases or wells. As discussed previously in this report, Alta Mesa’s cost structure may not fully capture the gathering, processing, compression, and other fees associated with the new gas gathering and processing facilities in Oklahoma.

Development costs furnished by Alta Mesa are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The development costs furnished by Alta Mesa were accepted as factual data. We have not conducted an independent verification of the data used by Alta Mesa. The estimated net cost of abandonment after salvage was included by Alta Mesa for properties where abandonment costs net of salvage were significant. Alta Mesa’s estimates of the net abandonment costs were accepted without independent verification.

The proved developed non-producing and undeveloped reserves for the properties reviewed by us have been incorporated herein in accordance with Alta Mesa’s plans to develop these reserves as of September 30, 2016. The implementation of Alta Mesa’s development plans as presented to us is subject to the approval process adopted by Alta Mesa’s management. As the result of our inquiries during the course of our review, Alta Mesa has informed us that the development activities for the properties reviewed by us have been subjected to and received the internal approvals required by Alta Mesa’s management at the appropriate local, regional and/or corporate level. In addition to the internal approvals as noted, certain development activities may still be subject to specific partner AFE processes, Joint Operating Agreement (JOA) requirements or other administrative approvals external to

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

Alta Mesa. Alta Mesa has provided written documentation stating their commitment to proceed with the development activities as presented to us. Additionally, Alta Mesa has informed us that they are not aware of any legal, regulatory or political obstacles that would significantly alter their plans. While these plans could change from those under existing economic conditions as of September 30, 2016, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

Current costs used by Alta Mesa were held constant throughout the life of the properties.

Alta Mesa’s forecasts of future production rates are based on historical performance from wells currently on production. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates.

Test data and other related information were used by Alta Mesa to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by Alta Mesa. Wells or locations that are not currently producing may start producing earlier or later than anticipated in Alta Mesa’s estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies.

The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.

Alta Mesa’s operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities.

The estimates of proved reserves presented herein were based upon a review of the properties in which Alta Mesa owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included by Alta Mesa for potential liabilities to restore and clean up damages, if any, caused by past operating practices.

Certain technical personnel of Alta Mesa are responsible for the preparation of reserve estimates on new properties and for the preparation of revised estimates, when necessary, on old properties. These personnel assembled the necessary data and maintained the data and workpapers in an orderly manner. We consulted with these technical personnel and had access to their workpapers and supporting data in the course of our audit.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

Alta Mesa has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In performing our audit of Alta Mesa’s forecast of future proved production, we have relied upon data furnished by Alta Mesa with respect to property interests owned, production and well tests from examined wells, plant product yields, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, ad valorem and production taxes, recompletion and development costs, development plans, abandonment costs after salvage, product prices based on the SEC regulations, adjustments or differentials to product prices, geological structural and isochore maps, well logs, core analyses, and pressure measurements. Ryder Scott reviewed such factual data for its reasonableness except as noted herein; however, we have not conducted an independent verification of the data furnished by Alta Mesa. We consider the factual data furnished to us by Alta Mesa to be appropriate and sufficient for the purpose of our review of Alta Mesa’s estimates of reserves. In summary, we consider the assumptions, data, methods and analytical procedures used by Alta Mesa and as reviewed by us appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate under the circumstances to render the conclusions set forth herein.

Audit Opinion

Based on our reserves review, including the data, technical processes and interpretations presented by Alta Mesa, including Alta Mesa’s expectation of achieving the plant product yields discussed previously in this report, it is our opinion that the overall procedures and methodologies utilized by Alta Mesa in preparing their estimates of the proved reserves as of September 30, 2016 comply with the current SEC regulations and that the overall proved reserves for the reviewed properties as estimated by Alta Mesa are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent as set forth in the SPE auditing standards.

We were in reasonable agreement with Alta Mesa’s estimates of proved reserves for the properties which we reviewed; however, in certain cases there was more than an acceptable variance between Alta Mesa’s estimates and our estimates due to a difference in interpretation of data or due to our having access to data which were not available to Alta Mesa when its reserve estimates were prepared. However not withstanding, it is our opinion that on an aggregate basis the data presented herein for the properties that we reviewed fairly reflects the estimated net reserves owned by Alta Mesa.

Other Properties

Other properties, as used herein, are those properties of Alta Mesa which we did not review. The proved net reserves attributable to the other properties account for approximately 3 percent of the total proved net liquid hydrocarbon reserves, approximately 3 percent of the total proved net gas reserves, and approximately negative 3 percent of the future net income discounted at 10 percent based on estimates prepared by Alta Mesa as of September 30, 2016.

The same technical personnel of Alta Mesa were responsible for the preparation of the reserve estimates for the properties that we reviewed as well as for the properties not reviewed by Ryder Scott.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

Standards of Independence and Professional Qualification

Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1937. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have over eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any privately-owned or publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.

Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists have received professional accreditation in the form of a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization.

We are independent petroleum engineers with respect to Alta Mesa. Neither we nor any of our employees have any financial interest in the subject properties, and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

The results of this audit, presented herein, are based on technical analysis conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing the review of the reserves information discussed in this report, are included as an attachment to this letter.

Terms of Usage

The results of our third party reserves audit, presented in report form herein, were prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended for public disclosure as an exhibit in filings made with the SEC by Alta Mesa.

We have provided Alta Mesa with a digital version of the original signed copy of this report letter. In the event there are any differences between the digital version included in filings made by Alta Mesa and the original signed report letter, the original signed report letter shall control and supersede the digital version.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours,

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

/s/ Kevin E. Gangluff

Kevin E. Gangluff, P.E.
TBPE License No. 75852
Senior Vice President

[SEAL]

KEG (FWZ)/pl

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Professional Qualifications of Primary Technical Person

The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Mr. Kevin E. Gangluff is the primary technical person responsible for overseeing the estimate of the reserves, future production and income in this report.

Mr. Gangluff, an employee of Ryder Scott Company, L.P. (Ryder Scott) since 1997, is a Senior Vice President and serves as an Engineering Group Coordinator responsible for coordinating and supervising staff and consulting engineers of the company in ongoing reservoir evaluation studies throughout North America. Before joining Ryder Scott, Mr. Gangluff served in a number of managerial, supervisory, and engineering positions with Exxon Corporation (now ExxonMobil Corporation), Texas Oil & Gas Corp., and Gruy Engineering Corp.

Mr. Gangluff earned a B.S. in Chemical Engineering at the University of Notre Dame and a Masters of Business Administration at the University of Texas at Austin. Mr. Gangluff is a licensed Professional Engineer in the State of Texas. He is a member of the Society of Petroleum Engineers, the Texas Independent Producers and Royalty Owners Association, and the Houston Producers Forum.

In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Gangluff fulfills.

Based on his educational background, professional training and more than thirty years of practical experience in the estimation and evaluation of petroleum reserves and resources, Mr. Gangluff has attained the professional qualifications as a Reserves Estimator and Reserves Auditor set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of February 19, 2007.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

PREAMBLE

On January 14, 2009, the United States Securities and Exchange Commission (SEC) published the “Modernization of Oil and Gas Reporting; Final Rule” in the Federal Register of National Archives and Records Administration (NARA). The “Modernization of Oil and Gas Reporting; Final Rule” includes revisions and additions to the definition section in Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The “Modernization of Oil and Gas Reporting; Final Rule”, including all references to Regulation S-X and Regulation S-K, shall be referred to herein collectively as the “SEC regulations”. The SEC regulations take effect for all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010. Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) for the complete definitions (direct passages excerpted in part or wholly from the aforementioned SEC document are denoted in italics herein).

Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Under the SEC regulations as of December 31, 2009, or after January 1, 2010, a company may optionally disclose estimated quantities of probable or possible oil and gas reserves in documents publicly filed with the SEC. The SEC regulations continue to prohibit disclosure of estimates of oil and gas resources other than reserves and any estimated values of such resources in any document publicly filed with the SEC unless such information is required to be disclosed in the document by foreign or state law as noted in §229.1202 Instruction to Item 1202.

Reserves estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, natural gas cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

Reserves may be attributed to either conventional or unconventional petroleum accumulations. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

Examples of unconventional petroleum accumulations include coalbed or coalseam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale.

Reserves do not include quantities of petroleum being held in inventory.

Because of the differences in uncertainty, caution should be exercised when aggregating quantities of petroleum from different reserves categories.

RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(26) defines reserves as follows:

Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

PROVED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(22) defines proved oil and gas reserves as follows:

Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

PROVED RESERVES (SEC DEFINITIONS) CONTINUED

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

and

PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)

Sponsored and Approved by:

SOCIETY OF PETROLEUM ENGINEERS (SPE)

WORLD PETROLEUM COUNCIL (WPC)

AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)

SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

Reserves status categories define the development and producing status of wells and reservoirs. Reference should be made to Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) and the SPE-PRMS as the following reserves status definitions are based on excerpts from the original documents (direct passages excerpted from the aforementioned SEC and SPE-PRMS documents are denoted in italics herein).

DEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(6) defines developed oil and gas reserves as follows:

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Developed Producing (SPE-PRMS Definitions)

While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing.

Developed Producing Reserves

Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.

Improved recovery reserves are considered producing only after the improved recovery project is in operation.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES STATUS DEFINITIONS AND GUIDELINES

Developed Non-Producing

Developed Non-Producing Reserves include shut-in and behind-pipe reserves.

Shut-In

Shut-in Reserves are expected to be recovered from:

(1)	completion intervals which are open at the time of the estimate, but which have not started producing;

(2)	wells which were shut-in for market conditions or pipeline connections; or

(3)	wells not capable of production for mechanical reasons.

Behind-Pipe

Behind-pipe Reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future re-completion prior to start of production.

In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

UNDEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X §210.4-10(a)(31) defines undeveloped oil and gas reserves as follows:

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

ALTA MESA HOLDINGS, L.P.

Estimated

Future Reserves

Attributable to Certain

Leasehold and Royalty Interests

Escalated Pricing Case

As of

September 30, 2016

/s/ Kevin E. Gangluff
Kevin E Gangluff, P.E.
TBPE License No. 75852
Senior Vice President

[SEAL]

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

TBPE REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849
1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294 TELEPHONE (713) 651-9191

November 7, 2016

Alta Mesa Holdings, L.P.

15021 Katy Freeway, Suite 400

Houston, TX 77094

Gentlemen:

At the request of Alta Mesa Holdings, L.P. (Alta Mesa), Ryder Scott Company, L.P. (Ryder Scott) has conducted a reserves audit of the estimates of the proved reserves as of September 30, 2016 prepared by Alta Mesa’s engineering and geological staff based on the definitions and disclosure guidelines contained in the Society of Petroleum Engineers (SPE), World Petroleum Council (WPC), American Association of Petroleum Geologists (AAPG), and Society of Petroleum Evaluation Engineers (SPEE) Petroleum Resources Management System (SPE-PRMS) based on Alta Mesa’s escalated pricing forecast and unescalated cost parameters provided by Alta Mesa (SPE–PRMS forecast case). The income data which were not reviewed by Ryder Scott, were estimated using Alta Mesa’s escalated pricing forecast and Alta Mesa’s constant current cost parameters as noted herein (SPE–PRMS forecast case). The results of our reserves audit, completed on in early November 2016, are presented herein.

The estimated reserves shown herein represent Alta Mesa’s estimated net reserves attributable to the leasehold and royalty interests in certain properties owned by Alta Mesa and the portion of those reserves reviewed by Ryder Scott, as of September 30, 2016. The properties reviewed by Ryder Scott incorporate 481 reserve determinations and are located in the states of Idaho, Louisiana, and Oklahoma.

The reserves for the properties reviewed by Ryder Scott account for a portion of Alta Mesa’s total net proved reserves as of September 30, 2016. Based on the estimates of total net proved reserves prepared by Alta Mesa, the reserves audit conducted by Ryder Scott addresses 91 percent of the total proved developed net liquid hydrocarbon reserves, 87 percent of the total proved developed net gas reserves, 99 percent of the total proved undeveloped net liquid hydrocarbon reserves, and 99 percent of the total proved undeveloped net gas reserves of Alta Mesa.

The properties reviewed by Ryder Scott account for a portion of Alta Mesa’s total proved discounted future net income using SPE-PRMS forecast case escalated hydrocarbon price parameters described herein as of September 30, 2016. Although it was not included in our scope of study to review the economic analysis prepared by Alta Mesa, the income projections for the reserves reviewed by Ryder Scott account for 101 percent of the total proved developed discounted future net income at 10% and 99 percent of the total proved undeveloped discounted future net income at 10% of Alta Mesa. The high percentage of audit coverage of the associated proved developed discounted future net income is the result of the “not reviewed” properties having a negative discounted future net income primarily due to future abandonment liabilities and near term operating expenses associated with properties with minimal or no reserves.

As prescribed by the Society of Petroleum Engineers in Paragraph 2.2(f) of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (SPE auditing standards), a reserves audit is defined as “the process of reviewing certain of the pertinent facts

SUITE 600, 1015 4TH STREET, S.W. CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258

Alta Mesa Holdings, L.P.

November 7, 2016

interpreted and assumptions made that have resulted in an estimate of reserves prepared by others and the rendering of an opinion about (1) the appropriateness of the methodologies employed; (2) the adequacy and quality of the data relied upon; (3) the depth and thoroughness of the reserves estimation process; (4) the classification of reserves appropriate to the relevant definitions used; and (5) the reasonableness of the estimated reserve quantities.”

Based on our review, including the data, technical processes and interpretations presented by Alta Mesa, it is our opinion that the overall procedures and methodologies utilized by Alta Mesa in preparing their estimates of the proved reserves as of September 30, 2016 comply with the current SPE-PRMS definitions and guidelines and that the overall proved reserves for the reviewed properties as estimated by Alta Mesa are, in the aggregate on a barrel of oil equivalent basis, reasonable within the established audit tolerance guidelines set forth in the SPE auditing standards. Barrel of oil equivalents are determined by adding oil and plant products on a barrel for barrel basis and natural gas is converted to oil equivalent using a factor of 6,000 cubic feet of natural gas per one barrel of oil equivalent.

The estimated reserves and future net income amounts presented in this report are related to hydrocarbon prices based on escalated prices furnished by Alta Mesa. Actual future prices may vary significantly from the prices; therefore, volumes of reserves actually recovered and the amounts of income actually received may differ significantly from the estimated quantities presented in this report. The net reserves as estimated by Alta Mesa attributable to Alta Mesa’s interest in properties that we reviewed and the reserves of properties that we did not review are summarized below:

ESCALATED PRICING CASE

Estimated Net Reserves

Certain Leasehold and Royalty Interests of

Alta Mesa Holdings, L.P.

As of September 30, 2016

	Proved
	Developed			Total
	Producing	Non-Producing	Undeveloped	Proved
Audited by Ryder Scott Net Reserves
Oil/Condensate – MBarrels	13,903	808	39,203	53,914
Plant Products - MBarrels	8,688	58	25,416	34,162
Gas – MMCF	80,626	1,973	181,422	264,021

Not Audited by Ryder Scott Net Reserves
Oil/Condensate – MBarrels	431	1,581	592	2,604
Plant Products - MBarrels	68	204	10	282
Gas – MMCF	3,542	8,270	1,058	12,870

Total Net Reserves
Oil/Condensate – MBarrels	14,334	2,389	39,795	56,518
Plant Products - MBarrels	8,756	262	25,426	34,444
Gas – MMCF	84,168	10,243	182,480	276,891

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

Liquid hydrocarbons are expressed in standard 42 gallon barrels and shown herein as thousands of barrels (MBarrels). All gas volumes are reported on an “as sold basis” expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located.

The plant products in our review are based on Alta Mesa’s calculations of estimated plant product recovery yields to gas production, which are anticipated to be recovered as the result of the installation of new and more efficient natural gas processing facilities in Oklahoma. These new facilities have just begun start-up, and have not reached full capacity. We have reviewed such yields for reasonableness; however, we have not conducted an independent verification of the data furnished by Alta Mesa. Such yields are dependent on the ability of Alta Mesa to obtain access to natural gas processing capacity capable of achieving these yields. It is our understanding that Kingfisher Midstream, a gas gatherer and processor, is currently commissioning a 60 MMCF per day facility and is constructing a 200 MMCF per day addition to this facility located in Kingfisher County Oklahoma. It is our understanding that Alta Mesa has a gas gathering and processing agreement with a preference on the first 60 MMCF per day of plant capacity. The plant product volumes in our review are based on these facilities achieving the designed product recoveries.

In certain instances where natural gas is processed in a third party plant, the title to the gas is transferred before the processing plant. The income received for the gas delivered is determined by a contractually determined volume of a portion of the plant residue sales gas and of the plant products (natural gas liquids) extracted from the natural gas. Alta Mesa has shown this incremental income from plant products as equivalent plant product volumes in order to provide transparency to investors, banks, and financial institutions regarding specific sources of forecasted income.

As stated previously, Alta Mesa did not request Ryder Scott to conduct an economic analysis to evaluate the net economic benefit from the production of the above reserves volumes. Alta Mesa’s estimates of future net income may not capture all the new and revised gas gathering, processing, compression, and other fees and expenses and potential revenue enhancements resulting from the aforementioned processing facilities located in Oklahoma. Thus, the user of this report is cautioned that Alta Mesa’s estimates of the future net income ultimately may or may not be within the 10 percent tolerance. The total future net income discounted at 10 percent prepared by Alta Mesa (which Ryder Scott did not review) attributable to Alta Mesa’s interest in properties that we reviewed and those properties that we did not review are summarized below:

ESCALATED PRICING CASE

Discounted Future Net Income

Certain Leasehold and Royalty Interests of

Alta Mesa Holdings, L.P.

As of September 30, 2016

	Proved
	Developed			Total
	Producing	Non-Producing	Undeveloped	Proved
Future Net Income Discounted at 10% ($M)
Properties Reviewed by Ryder Scott	386,619	24,143	683,753	1,094,515
Properties Not Reviewed by Ryder Scott	(38,446)	35,210	8,962	5,726

Total	348,173	59,353	692,715	1,100,241

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

The discounted future net income shown above is presented at Alta Mesa’s request for your information and should not be construed as an estimate of fair market value. The term $M denotes thousands of dollars.

Reserves Included in This Report

The proved reserves presented herein conform to the definitions of reserves sponsored and approved by the Society of Petroleum Engineers (SPE), the World Petroleum Council (WPC), the American Association of Petroleum Geologists (AAPG) and the Society of Petroleum Evaluation Engineers (SPEE) as set forth in the 2007 SPE/WPC/AAPG/SPEE Petroleum Resources Management System (SPE-PRMS). An abridged version of the SPE/WPC/AAPG/SPEE reserves terms and definitions used herein are included as attachments to this report and entitled “Petroleum Reserves Definitions.”

The various reserve development and production status categories are defined in the attachment to this report entitled “Petroleum Reserves Status Definitions and Guidelines.” The developed proved non-producing reserves included herein consist of the shut-in and behind-pipe categories.

No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist. The gas volumes presented herein do not include volumes of gas consumed in operations as reserves.

Recoverable petroleum resources may be classified according to the SPE-PRMS into one of three principal resource classifications: prospective resources, contingent resources, or reserves. Discovered petroleum resources may be classified as either contingent resources or as reserves depending on the chance that if a project is implemented it will reach commercial producing status (i.e. chance of commerciality). The distinction between various “classifications” of resources and reserves relates to their discovery status and increasing chance of commerciality. Commerciality is not solely determined based on the economic status of a project which refers to the situation where the income from an operation exceeds the expenses involved in, or attributable to, that operation. Conditions addressed in the determination of commerciality also include technological, economic, legal, environmental, social, and governmental factors. While economic factors are generally related to costs and product prices, the underlying influences include, but are not limited to, market conditions, transportation and processing infrastructure, fiscal terms and taxes. At Alta Mesa’s request, this report addresses only the reserves attributable to the properties reviewed herein and not the resources (if any).

All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. Estimates will generally be revised only as additional geologic or engineering data becomes available or as economic conditions change.

Reserves are “those quantities of petroleum anticipated to be commercially recoverable by application of development projects to known accumulations from a given date forward under defined conditions.” The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

Proved oil and gas reserves are “those quantities of petroleum which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under defined economic conditions, operating methods, and government regulations.”

Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Probable reserves are “those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than proved reserves but more certain to be recovered than possible reserves.” For probable reserves, it is “equally likely that actual remaining quantities recovered will be greater than or less than the sum of the estimated proved plus probable reserves” (cumulative 2P volumes). Possible reserves are “those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than probable reserves.” For possible reserves, the “total quantities ultimately recovered from the project have a low probability to exceed the sum of the proved plus probable plus possible reserves” (cumulative 3P volumes). At Alta Mesa’s request, this report addresses only the proved reserves attributable to the properties reviewed herein and not the unproved reserves (if any).

The reserves included herein were estimated using deterministic methods and presented as incremental quantities. Under the deterministic incremental approach, discrete quantities of reserves are estimated and assigned separately as proved, probable or possible based on their individual level of uncertainty.

Estimates of reserves may increase or decrease as a result of future operations, effects of regulation by governmental agencies or geopolitical risks. As a result, the estimates of oil and gas reserves have an intrinsic uncertainty. The reserves included in this report are therefore estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, could be more or less than the estimated amounts.

Audit Data, Methodology, Procedure and Assumptions

The estimation of reserve quantities involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities. The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods, (2) volumetric-based methods and (3) analogy. These methods may be used individually or in combination by the reserve evaluator in the process of estimating the quantities of reserves. Reserve evaluators must select the method or combination of methods which in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated, and the stage of development or producing maturity of the property.

In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserve quantities are estimated using the deterministic incremental approach, the uncertainty for each discrete incremental quantity of the reserves is addressed by the reserve category assigned by the evaluator. Therefore, it is the categorization of reserve quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

Estimates of reserve quantities and their associated categories or classifications may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of the recoverable quantities and their associated categories or classifications may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

The reserves for the properties included herein were estimated by performance methods, the volumetric method, analogy, or a combination of methods. Approximately 76 percent of the reserves attributable to producing wells and/or reservoirs were estimated by the performance method and 13 percent by the analogy method. The performance methods include, but may not be limited to, decline curve analysis, and/or material balance which utilized extrapolations of historical production and pressure data generally available from July through September, 2016 in those cases where such data were considered to be definitive. The data used in this analysis were furnished to Ryder Scott by Alta Mesa or obtained from public data sources and were considered sufficient for the purpose thereof. In certain cases, producing reserves were estimated by the volumetric method or a combination of methods. These methods were used where there were inadequate historical performance data to establish a definitive trend and where the use of production performance or analogue data as a basis for the estimates was considered to be inappropriate.

Reserves attributable to non-producing and undeveloped reserves included herein were estimated by analogy or the volumetric method. In general, reserves attributable to undeveloped locations in the Oklahoma horizontal play were estimated by analogy. Undeveloped locations in the Weeks Island area in Louisiana were estimated by the volumetric method. The volumetric analysis utilized pertinent well and seismic data furnished to Ryder Scott by Alta Mesa or which we have obtained from public data sources. The data utilized from the analogues as well as well and seismic data incorporated into our volumetric analysis were considered sufficient for the purpose thereof.

Horizontal wells and locations, essentially all of which are located in the Meramec, Osage, and Oswego plays in Oklahoma, represent 90 percent of Alta Mesa’s liquids reserves and 86 percent of Alta Mesa’s gas reserves. Seventy-eight percent of liquids reserves and 76 percent of gas reserves associated with horizontal drilling are proved undeveloped. The remainder are producing.

To estimate recoverable oil and gas reserves, many factors and assumptions are considered including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data which cannot be measured directly, economic criteria based on the cost and price assumptions as noted herein, and forecasts of future production rates. Under the SPE-PRMS Section 2.2.2 and Table 3, proved reserves must be demonstrated to be commercially recoverable under defined economic conditions, operating methods and governmental regulations from a given date forward. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may also increase or decrease from existing levels, such changes were omitted from consideration in making this evaluation.

As stated previously, proved reserves must be demonstrated to be commercially recoverable under defined conditions, operating methods and governmental regulations from a given date forward. To confirm that the proved reserves reviewed by us meet the SPE-PRMS guidelines to be commercially recoverable, we accepted as factual certain primary economic data utilized by Alta Mesa relating to hydrocarbon prices and costs as noted herein.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

Alta Mesa furnished us with product prices for the properties reviewed by us. The estimated proved reserves as prepared by Alta Mesa are related to hydrocarbon prices and are based on escalated price parameters (SPE-PRMS forecast case). The future hydrocarbon price parameters used by Alta Mesa are summarized in the following table.

Year	Oil Price ($/Barrel)	Gas Price ($/MMBtu)	Plant Products Price ($/Barrel)
2016	48.530	3.019	48.530
2017	51.303	3.092	51.303
2018	53.411	2.914	53.411
2019	54.733	2.815	54.733
2020	55.920	2.840	55.920
2021 Forward	57.012	2.943	57.012

Product prices which were actually used for each property reviewed by us reflect adjustments for gravity, quality, local conditions, and/or distance from market, referred to herein as “differentials.” The differentials used in the preparation of this report were furnished to us by Alta Mesa. The term MMBtu represents millions of British thermal units.

The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in Alta Mesa’s individual property evaluations.

Accumulated gas production imbalances, if any, were not taken into account in the proved gas reserve estimates reviewed. The proved gas volumes presented herein do not include volumes of gas consumed in operations as reserves.

Operating costs furnished by Alta Mesa were accepted as factual data. We have not conducted an independent verification of the data or the reasonableness of the operating cost assumptions used by Alta Mesa. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the leases or wells. As discussed previously in this report, Alta Mesa’s cost structure may not fully capture the gathering, processing, compression, and other fees associated with the new gas gathering and processing facilities in Oklahoma.

Development costs furnished by Alta Mesa are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The development costs furnished by Alta Mesa were accepted as factual data. We have not conducted an independent verification of the data used by Alta Mesa. The estimated net cost of abandonment after salvage was included by Alta Mesa for properties where abandonment costs net of salvage were significant. Alta Mesa’s estimates of the net abandonment costs were accepted without independent verification. Ryder Scott has not performed a detailed study of the abandonment costs or the salvage value and makes no warranty for Alta Mesa’s estimate.

Because of the direct relationship between volumes of undeveloped reserves and development plans, we include in the undeveloped category, for the properties we reviewed, only reserves assigned to undeveloped locations that we have been assured will definitely be drilled. Alta Mesa has assured us of their intent and ability to proceed with the development activities included in this report, and that they are not aware of any legal, regulatory, or political obstacles that would significantly alter their plans.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

Current costs used by Alta Mesa were held constant throughout the life of the properties.

Alta Mesa’s forecasts of future production rates are based on historical performance from wells currently on production. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates.

Test data and other related information were used by Alta Mesa to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by Alta Mesa. Wells or locations that are not currently producing may start producing earlier or later than anticipated in Alta Mesa’s estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies.

The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.

Alta Mesa’s operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities.

The estimates of reserves presented herein were based upon a review of the properties in which Alta Mesa owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included by Alta Mesa for potential liabilities to restore and clean up damages, if any, caused by past operating practices.

Certain technical personnel of Alta Mesa are responsible for the preparation of reserve estimates on new properties and for the preparation of revised estimates, when necessary, on old properties. These personnel assembled the necessary data and maintained the data and workpapers in an orderly manner. We consulted with these technical personnel and had access to their workpapers and supporting data in the course of our audit.

Alta Mesa has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In performing our audit of Alta Mesa’s forecast of future proved production, we have relied upon data furnished by Alta Mesa with respect to property interests owned, production and well tests from examined wells, plant product yields, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, ad valorem and production taxes, recompletion and development costs, development plans, abandonment costs after salvage, product prices, adjustments or differentials to product prices, geological structural and isochore maps, well logs, core analyses, and

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Alta Mesa Holdings, L.P.

November 7, 2016

pressure measurements. Ryder Scott reviewed such factual data for its reasonableness; except as noted herein, however, we have not conducted an independent verification of the data furnished by Alta Mesa. We consider the factual data furnished to us by Alta Mesa to be appropriate and sufficient for the purpose of our review of Alta Mesa’s estimates of reserves. In summary, we consider the assumptions, data, methods and analytical procedures used by Alta Mesa and as reviewed by us appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate under the circumstances to render the conclusions set forth herein.

Audit Opinion

Based on our reserves review, it is our opinion that Alta Mesa’s estimates of future reserves for the reviewed properties including Alta Mesa’s expectation of achieving the plant product yields discussed previously in this report were prepared in accordance with generally accepted petroleum engineering and evaluation principles for the estimation of future reserves as set forth in the Society of Petroleum Engineers’ Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information, and we found no bias in the utilization and analysis of data in estimates for these properties.

The overall proved reserves for the reviewed properties as estimated by Alta Mesa are, in the aggregate, reasonable within the established audit tolerance guidelines of 10 percent as set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

We were in reasonable agreement with Alta Mesa’s estimates of proved reserves for the properties which we reviewed; although in certain cases there was more than an acceptable variance between Alta Mesa’s estimates and our estimates due to a difference in interpretation of data or due to our having access to data which were not available to Alta Mesa when its reserve estimates were prepared. However not withstanding, it is our opinion that on an aggregate basis the data presented herein for the properties that we reviewed fairly reflects the estimated net reserves owned by Alta Mesa.

Other Properties

Other properties, as used herein, are those properties of Alta Mesa which we did not review. The proved net reserves attributable to the other properties account for 3 percent of the total proved net liquid hydrocarbon reserves and 5 percent of the total proved net gas reserves and represent less than one percent of the total proved discounted future net income discounted at 10 percent based on the pricing and operating cost assumptions provided by Alta Mesa, as taken from reserve and income projections prepared by Alta Mesa as of September 30, 2016.

The same technical personnel of Alta Mesa were responsible for the preparation of the reserve estimates for the properties that we reviewed as well as for the properties not reviewed by Ryder Scott.

Standards of Independence and Professional Qualification

Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1937. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have over eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any privately-owned or

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Alta Mesa Holdings, L.P.

November 7, 2016

publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.

Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists have received professional accreditation in the form of a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization.

We are independent petroleum engineers with respect to Alta Mesa. Neither we nor any of our employees have any financial interest in the subject properties, and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

The results of this audit, presented herein, are based on technical analysis conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing, reviewing and approving the review of the reserves information discussed in this report, are included as an attachment to this letter.

Terms of Usage

This reserves audit report was prepared for the exclusive use and sole benefit of Alta Mesa Holdings, L.P. and may not be put to other use without our prior written consent for such use. The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours,

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

/s/ Kevin E. Gangluff

Kevin E. Gangluff, P.E.
TBPE License No. 75852
Senior Vice President

[SEAL]

KEG (FWZ)/pl

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

Professional Qualifications of Primary Technical Person

The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Mr. Kevin E. Gangluff is the primary technical person responsible for overseeing the estimate of the reserves, future production and income in this report.

Mr. Gangluff, an employee of Ryder Scott Company, L.P. (Ryder Scott) since 1997, is a Senior Vice President and serves as an Engineering Group Coordinator responsible for coordinating and supervising staff and consulting engineers of the company in ongoing reservoir evaluation studies throughout North America. Before joining Ryder Scott, Mr. Gangluff served in a number of managerial, supervisory, and engineering positions with Exxon Corporation (now ExxonMobil Corporation), Texas Oil & Gas Corp., and Gruy Engineering Corp.

Mr. Gangluff earned a B.S. in Chemical Engineering at the University of Notre Dame and a Masters of Business Administration at the University of Texas at Austin. Mr. Gangluff is a licensed Professional Engineer in the State of Texas. He is a member of the Society of Petroleum Engineers, the Texas Independent Producers and Royalty Owners Association, and the Houston Producers Forum.

In addition to gaining experience and competency through prior work experience, the Texas Board of Professional Engineers requires a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Gangluff fulfills.

Based on his educational background, professional training and more than thirty years of practical experience in the estimation and evaluation of petroleum reserves and resources, Mr. Gangluff has attained the professional qualifications as a Reserves Estimator and Reserves Auditor set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of February 19, 2007.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

As Adapted From:

PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)

Sponsored and Approved by:

SOCIETY OF PETROLEUM ENGINEERS (SPE),

WORLD PETROLEUM COUNCIL (WPC)

AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)

SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

PREAMBLE

Reserves are those quantities of petroleum which are anticipated to be commercially recovered from known accumulations from a given date forward under defined conditions. All reserve estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability.

Estimation of reserves is done under conditions of uncertainty. The method of estimation is called deterministic if a single best estimate of reserves is made based on known geological, engineering, and economic data. The method of estimation is called probabilistic when the known geological, engineering, and economic data are used to generate a range of estimates and their associated probabilities. Identifying reserves as proved, probable, and possible has been the most frequent classification method and gives an indication of the probability of recovery. Because of the differences in uncertainty, caution should be exercised when aggregating reserves of different classifications.

Reserves estimates will generally be revised as additional geologic or engineering data becomes available or as economic conditions change.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved recovery methods may be developed in the future as petroleum technology continues to evolve.

Reserves may be attributed to either conventional or unconventional petroleum accumulations under the SPE-PRMS. Petroleum accumulations are considered as either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale. Examples of unconventional petroleum accumulations include coalbed or coalseam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale. The SPE-PRMS acknowledges unconventional petroleum accumulations as reserves regardless of their in-place characteristics, the extraction method applied, or the degree of processing required.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

Reserves do not include quantities of petroleum being held in inventory and may be reduced for usage, processing losses and/or non-hydrocarbons that must be removed prior to sale.

SPE-PRMS RESERVES DEFINITIONS

In March 2007, the Society of Petroleum Engineers (SPE), World Petroleum Council (WPC), American Association of Petroleum Geologists (AAPG), and Society of Petroleum Evaluation Engineers (SPEE) jointly approved the “Petroleum Resources Management System” (“SPE-PRMS”). The SPE-PRMS consolidates, builds on, and replaces guidance previously contained in the 2000 “Petroleum Resources Classification and Definitions” and the 2001 “Guidelines for the Evaluation of Petroleum Reserves and Resources” publications.

The intent of the SPE, WPC, AAPG and SPEE in approving additional classifications beyond proved reserves is to facilitate consistency among professionals using such terms. In presenting these definitions, none of these organizations are recommending public disclosure of reserves classified as unproved. Public disclosure of the quantities classified as unproved reserves is left to the discretion of the countries or companies involved and should not be construed as replacing guidelines for public disclosures under the guidelines established by regulatory and/or other governmental agencies.

Reference should be made to the full SPE-PRMS for the complete definitions and guidelines as the following definitions, descriptions and explanations rely wholly or in part on excerpts from the SPE-PRMS document (direct passages excerpted from the SPE-PRMS document are denoted in italics herein).

RESERVES (SPE-PRMS DEFINITIONS)

The SPE-PRMS Section 1.1 and Table 1 define reserves as follows:

Reserves. Reserves are those quantities of petroleum anticipated to be commercially recoverable by application of development projects to known accumulations from a given date forward under defined conditions. Reserves must satisfy four criteria: they must be discovered, recoverable, commercial and remaining based on the development project(s) applied. Reserves are further subdivided in accordance with the level of certainty associated with the estimates and may be sub-classified based on project maturity and/or characterized by their development and production status.

ADDITIONAL TERMS USED IN RESERVES EVALUATIONS (SPE-PRMS DEFINITIONS)

The SPE-PRMS Sections 2.3, 2.3.4, 2.4 and Appendix A define the following terms as follows:

Improved recovery. Improved Recovery is the extraction of additional petroleum, beyond Primary Recovery, from naturally occurring reservoirs by supplementing the natural forces in the reservoir. It includes waterflooding and gas injection for pressure maintenance, secondary processes, tertiary processes and any other means of supplementing natural reservoir recovery processes. Improved recovery also includes thermal and chemical processes to improve the in-situ mobility of viscous forms of petroleum. (Also called Enhanced Recovery.)

Improved recovery projects must meet the same Reserves commerciality criteria as primary recovery projects. There should be an expectation that the project will be economic and that the entity has committed to implement the project in a reasonable time frame (generally within 5 years; further delays should be clearly justified). If there is significant project risk, forecast incremental recoveries may be similarly categorized but should be classified as Contingent Resources.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

The judgment on commerciality is based on pilot testing within the subject reservoir or by comparison to a reservoir with analogous rock and fluid properties and where a similar established improved recovery project has been successfully applied.

Incremental recoveries through improved recovery methods that have yet to be established through routine, commercially successful applications are included as Reserves only after a favorable production response from the subject reservoir from either (a) a representative pilot or (b) an installed program, where the response provides support for the analysis on which the project is based.

Similar to improved recovery projects applied to conventional reservoirs, successful pilots or operating projects in the subject reservoir or successful projects in analogous reservoirs may be required to establish a distribution of recovery efficiencies for non-conventional accumulations. Such pilot projects may evaluate both the extraction efficiency and the efficiency of unconventional processing facilities to derive sales products prior to custody transfer.

These incremental recoveries in commercial projects are categorized into Proved, Probable, and Possible Reserves based on certainty derived from engineering analysis and analogous applications in similar reservoirs.

Commercial. When a project is commercial, this implies that the essential social, environmental and economic conditions are met, including political, legal, regulatory and contractual conditions. In addition, a project is commercial if the degree of commitment is such that the accumulation is expected to be developed and placed on production within a reasonable time frame. While 5 years is recommended as a benchmark, a longer time frame could be applied where for example, development of economic projects are deferred at the option of the producer for, among other things, market-related reasons, or to meet contractual or strategic objectives. In all cases, the justification for classification as Reserves should be clearly documented.

PROVED RESERVES (SPE-PRMS DEFINITIONS)

The SPE-PRMS Section 2.2.2 and Table 3 define proved oil and gas reserves as follows:

Proved oil and gas reserves. Proved Reserves are those quantities of petroleum, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs under defined economic conditions, operating methods, and government regulations. If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.

The area of the reservoir considered as Proved includes:

(1) the area delineated by drilling and defined by fluid contacts, if any, and

(2) adjacent undrilled portions of the reservoir that can reasonably be judged as continuous with it and commercially productive on the basis of available geoscience and engineering data.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES DEFINITIONS

In the absence of data on fluid contacts, Proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless otherwise indicated by definitive geoscience, engineering, or performance data. Such definitive information may include pressure gradient analysis and seismic indicators. Seismic data alone may not be sufficient to define fluid contacts for Proved reserves (see “2001 Supplemental Guidelines”, Chapter 8).

Reserves in undeveloped locations may be classified as Proved provided that:

•	The locations are in undrilled areas of the reservoir that can be judged with reasonable certainty to be commercially productive.

•	Interpretations of available geoscience and engineering data indicate with reasonable certainty that the objective formation is laterally continuous with the drilled Proved locations.

For Proved Reserves, the recovery efficiency applied to these reservoirs should be defined based on a range of possibilities supported by analogs and sound engineering judgment considering the characteristics of the Proved area and the applied development program.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES STATUS DEFINITIONS and GUIDELINES

As Adapted From:

PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)

Sponsored and Approved by:

SOCIETY OF PETROLEUM ENGINEERS (SPE),

WORLD PETROLEUM COUNCIL (WPC)

AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)

SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

Reserves status categories define the development and producing status of wells and reservoirs. The SPE-PRMS Table 2 define the reserves status categories as follows:

DEVELOPED RESERVES (SPE-PRMS DEFINITIONS)

Developed Reserves are expected quantities to be recovered from existing wells and facilities.

Reserves are considered developed only after the necessary equipment has been installed, or when the costs to do so are relatively minor compared to the cost of a well. Where required facilities become unavailable, it may be necessary to reclassify Developed Reserves as Undeveloped. Developed Reserves may be further sub-classified as Producing or Non-Producing.

Developed Producing

Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.

Improved recovery reserves are considered producing only after the improved recovery project is in operation.

Developed Non-Producing

Developed Non-Producing Reserves include shut-in and behind-pipe Reserves.

Shut-In

Shut-in Reserves are expected to be recovered from:

(1)	completion intervals which are open at the time of the estimate but which have not yet started producing;

(2)	wells which were shut-in for market conditions or pipeline connections; or

(3)	wells not capable of production for mechanical reasons.

Behind-Pipe

Behind-pipe Reserves are expected to be recovered from zones in existing wells which will require additional completion work or future re-completion prior to start of production.

In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

PETROLEUM RESERVES STATUS DEFINITIONS and GUIDELINES

UNDEVELOPED RESERVES (SPE-PRMS DEFINITIONS)

Undeveloped Reserves are quantities expected to be recovered through future investments.

Undeveloped Reserves are expected to be recovered from:

(1)	new wells on undrilled acreage in known accumulations;

(2)	deepening existing wells to a different (but known) reservoir;

(3)	infill wells that will increase recovery; or

(4)	where a relatively large expenditure (e.g. when compared to the cost of drilling a new well) is required to

(a)	recomplete an existing well; or

(b)	install production or transportation facilities for primary or improved recovery projects.

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS